Exhibit 99.1

RenaissanceRe to Participate in the 2008 Lehman Brothers Global Financial Services Conference

Pembroke, Bermuda, September 3, 2008—RenaissanceRe Holdings Ltd. (NYSE: RNR) announced today that Fred R. Donner, Executive Vice President and Chief Financial Officer, will participate in the 2008 Lehman Brothers Global Financial Services Conference in New York City on Monday September 8, 2008. Mr. Donner will deliver a presentation scheduled to take place at 8:15 am EDT.

Slides from Mr. Donner’s presentation, as well as a live, listen-only audio webcast, will be available on the Company’s website at www.renre.com under “Investor Information/Investor Presentations”. A replay of the audio webcast will be available on the website until October 6, 2008.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. Our business consists of two segments: (1) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain joint ventures and other investments managed by our subsidiary RenaissanceRe Ventures Ltd., and (2) Individual Risk, which includes primary insurance and quota share reinsurance.

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INVESTOR CONTACT:	MEDIA CONTACT:
Fred R. Donner	David Lilly or Dawn Dover
Executive Vice President and	Kekst and Company
Chief Financial Officer	(212) 521-4800
RenaissanceRe Holdings Ltd.
(441) 295-4513